EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), David Rickey, Chief Executive Officer of Applied Micro Circuits Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Annual Report on Form 10-K for the year ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2003	/s/ DAVID RICKEY
David Rickey, Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.